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                             EMPLOYMENT AGREEMENT

     AGREEMENT made and entered into as of the 18 day of August, 1997, between HEALTHWORLD CORPORATION, a Delaware corporation, with offices at 100 Avenue of the Americas, New York, New York 10013 (the "Company"), and STUART DIAMOND, residing at 22 Woodland Place, Great Neck, New York 11021 (the "Employee").

                            W I T N E S S E T H :


        WHEREAS, the Company wishes to employ the Employee and the Employee wishes to accept such employment, subject to the terms and conditions hereinafter set forth.

        NOW, THEREFORE, the parties hereto, in consideration of the premises and mutual promises contained herein and for other good and valuable consideration, receipt of which is hereby acknowledged, agree as follows:

        1.   EMPLOYMENT; TERM.

        The Company hereby agrees to employ the Employee, and the Employee hereby agrees to serve as the Company's Executive Vice President and Chief Financial Officer until August 31, 2000 (the "Initial Term") unless sooner terminated in accordance with Section 7 hereof. The Initial Term shall be extended automatically for additional successive one year periods, unless either party notifies the other, in writing, of its desire to terminate this Agreement, at least thirty (30) days prior to the end of the Initial Term or any annual period thereafter. The Initial Term together with the period of any extension or renewal of such employment, is referred to herein as the "Employment Period."

        2.   DUTIES.

        During the Employment Period, the Employee shall perform such services as are generally performed by a Executive Vice President and Chief Financial Officer, and shall assist the Chairman and Chief Executive Officer, Chief Operating Officer and President of the Company with the day-to-day management of the Company, as shall be requested. In addition, the Employee shall perform such further duties as shall, from time to time, be reasonably delegated or assigned to him by the Chairman and Chief Executive Officer and Chief Operating Officer and President of the Company and the Company's Board of Directors, which are consistent with his position.


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        3. MANNER OF PERFORMANCE; OTHER BUSINESS COMMITMENTS.

           3.1 The Employee shall serve the Company and devote his best efforts and all his skill and ability in the performance of his duties hereunder. The Employee shall carry out his duties in a competent and professional manner, shall work with other employees of the Company and its affiliates and generally promote the best interests of the Company and its clients. The Employee shall not, in any capacity, engage in any activity which is, or may be, contrary to the welfare, interest or benefit of the business now or hereafter conducted by the Company.

        4. COMPENSATION.

           4.1 The Employee shall be paid base compensation, payable in accordance with the Company's normal payroll practices, at an initial per annum rate ("Base Salary") of One Hundred Seventy Five Thousand Dollars ($175,000). On January 1, 1998 and each January 1 during the Employment Period, the Company shall review the Employee's performance for the purpose of determining an increase in his Base Salary. The Company agrees to review the Employee's performance not less than once each year thereafter, if and for as long as this Agreement is renewed.

           4.2 In addition to the Base Salary payable to the Employee pursuant to the provisions of Section 4.1 hereof, the Employee shall also be entitled to such bonuses, from time to time, as shall be determined in the discretion of the Company's Board of Directors, or Compensation Committee. Provided that the Employee fulfills the terms of this Agreement he shall receive a minimum bonus of $30,000, for the period ending December 31, 1997.

           4.3 The Employee shall also be entitled to receive awards under any plans established by the Company (e.g. stock options, restricted stock awards, stock appreciation rights, etc.), as such may be granted, from time to time, in the discretion of the Company's Board of Directors or Compensation Committee.

        5. REIMBURSEMENT OF EXPENSES; ADDITIONAL BENEFITS.

           5.1 The Company shall pay directly, or reimburse the Employee for, all other reasonable and necessary expenses and disbursements incurred by him for and on behalf of the Company in the performance of his duties under this Agreement. For such purposes, the Employee shall submit to the Company itemized reports of such expenses in accordance with the Company's policies.


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           5.2 The Employee shall also be entitled to a monthly allowance of
$500.00 for the reimbursement of expenses in connection with the use of one automobile.

           5.3 The Employee shall be entitled to paid vacations during the Employment Period in accordance with the Company's then prevalent practices for executive officers; provided, however, that the Employee shall be entitled to such paid vacations for not less than four (4) weeks per annum.

           5.4 The Employee shall be entitled to participate in, and to receive benefits under, any employee benefit plans of the Company (including, without limitation, pension, profit sharing, group life insurance and group medical insurance plans) as may exist from time to time for the Company's executive officers. The Company shall also pay the Employee's COBRA premiums until such time as the Employee is covered by the Company's health plan.

        6. Restrictive Covenants.

           6.1 During the term of this Agreement and thereafter, the Employee shall not reveal, divulge or make known to any person, firm, corporation or other business organization, and shall not directly or indirectly use for his own benefit, or for the benefit of anyone else, any secret or confidential information used by the Company in its business, including, without limitation,
(i) pricing information, (ii) the terms of the Company's existing contracts with suppliers, distributors or vendors (iii) any information pertaining to the Company's customers and their requirements and (iv) any other of the Company's trade secrets, all of which shall be collectively referred to hereafter as the "Confidential Information."

           6.2 The Employee agrees that he will not at any time during the term of this Agreement, without the prior written approval of the Board of Directors of the Company, directly or indirectly, (i) own an interest in any business which is competitive with the business of the Company or (ii) engage in any business activity which is competitive with the business of the Company. For the purposes of this Agreement any business which is engaged in Healthcare Communications through any medium will constitute a business activity competitive with the business of the Company. Furthermore, the Employee agrees that, during such period, he shall not solicit, directly or indirectly, or affect to the Company's detriment any relationship of the Company with any customer, supplier, vendor, distributor or employee of the Company or cause any customer, supplier, distributor or vendor to refrain from entrusting additional business to the Company. Notwithstanding anything to the contrary contained herein, the Employee shall be permitted to acquire up to five percent (5%) of the outstanding securities of any company whose


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securities are publicly traded, provided that such acquisitions are for investment purposes only.

           6.3 In the event that any of the provisions of subsections 6.1 and
6.2 hereof shall be adjudicated to exceed the time, geographic or other limitations permitted by applicable law in any jurisdiction, then such provision shall be deemed reformed in any such jurisdiction to the maximum time, geographic or other limitations permitted by applicable law.

           6.4 As used in this Section 6, the term "Company" shall mean and include any and all corporations affiliated with the Company, which either now exist or which may hereafter be organized.

           6.5 The Employee hereby acknowledges and agrees that, in the event he shall violate any provisions of this Section 6 the Company will be without an adequate remedy at law and accordingly, will be entitled to enforce such restrictions by temporary or permanent injunctive or mandatory relief obtained in any action or proceeding instituted in any court of competent jurisdiction without the necessity of proving damages and without prejudice to any other remedies which it may have at law or in equity.

           6.6 The provisions of this Section 6 shall survive the termination or earlier expiration of this Agreement, for a period of six months.

        7. TERMINATION.

           7.1 The Employee's employment hereunder shall automatically be terminated upon the death of the Employee or the Employee's voluntarily leaving the employ of the Company. The Employee's employment may also be terminated by the Company upon thirty (30) days' prior written notice by the Company, in the event of the Employee's disability as set forth in subsection 7.2 below.

           7.2 The Employee shall be deemed disabled hereunder, if in the opinion of the Board of Directors of the Company, as confirmed by one physician chosen by the Company and one physician chosen by the Employee (and if both physicians do not agree then the advice of a third physician chosen by both physicians), the Employee shall become physically or mentally unable to perform his duties for the Company hereunder and such incapacity shall have continued for any period of three (3) consecutive months.

           7.3 The Employee's employment hereunder shall also be terminated upon thirty (30) days' prior written notice by the


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Company for cause. For purposes hereof, "cause" shall mean: (i) the conviction of, guilty plea or confession by the Employee to any felony; (ii) the commission by the Employee of any crime involving moral turpitude that causes material harm to the Company; or (iii) the Employee's continued breach of any of the provisions of Section 6 hereof.

           7.4 The Employee shall have the right to terminate this Agreement and his relationship with the Company hereunder, upon thirty (30) days' prior written notice by the Employee of the Company's breach of any material representation, warranty, covenant or agreement made by it hereunder, and the Company's failure to cure such conduct within such thirty (30) day notice period.

           7.5 Upon the termination of the Employee by the Company without cause either prior to or subsequent to the expiration of this Agreement, for any reason whatsoever, the Employee shall be entitled to the payment of all compensation payable to him hereunder, whether or not accrued, up to and including the date of termination plus an additional six (6) months Base
Salary, and thereafter the parties shall have no further obligations to each other hereunder, except with respect to those provisions which survive the expiration or earlier termination of this Agreement.

           7.6 In the event the Company is sold or a change of control occurs that results in the termination of the Employee, then the Employee shall be entitled to a minimum of three (3) months base salary in addition to that set forth in Paragraph 7.5 above. Any amount in addition to the minimum is at the discretion of the Board of Directors.

        8. ASSIGNMENT.

        This Agreement, may not be sold, transferred, assigned, pledged or hypothecated by either party, without the express prior written consent of the other party, except as otherwise set forth herein. This Agreement shall inure to the benefit of and be binding upon the Company and the Employee, and each of their heirs, successors and assigns, including without limitation, any corporation or other entity into which the Company is merged or which acquires all of the outstanding shares of the Company's capital stock, or all or substantially all of the assets of the Company.


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        9.  NOTICES.

        Any notice required or permitted to be given pursuant to this Agreement shall be deemed given (i) upon receipt by personal delivery, (ii) one (1) business day after personally delivered or delivered by a nationally recognized overnight courier or (iii) three (3) business days after such notice is mailed by certified mail, return receipt requested, addressed to the parties at each of their addresses set forth at the beginning of this Agreement, or at such other address as such party shall designate by written notice to the other party. Copies of all notices shall also be provided to Todtman, Young, Nachamie, Hendler & Spizz, P.C., 425 Park Avenue, New York, New York 10022, Attn:: Alex Spizz, Esq.

        10.  GOVERNING LAW.

        This Agreement shall be governed by, and construed and enforced in accordance with, the laws of New York, without regard to its conflict-of-laws rules.

        11.  ARBITRATION.

        The parties agree that any dispute arising from this Agreement shall be submitted to the American Arbitration Association in New York, whose determination shall be final, and may be enforced in the Courts of the State of New York.

        12.  WAIVER.

        Waiver by either party of a breach of any provision of this Agreement by the other shall not operate or be construed as a waiver of any subsequent breach by such other party. The failure of either party hereto to take any action by reason of such breach shall not deprive such party of the right to take action at any time while such breach continues.


        13.  INVALIDITY AND SEVERABILITY.

        If any provisions of this Agreement are held invalid or unenforceable by a court of competent jurisdiction, such invalidity or unenforceability shall not affect the other provisions of this Agreement, and, to that extent, the provisions of this Agreement are intended to be and shall be deemed severable.


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        14. ENTIRE AGREEMENT; AMENDMENT.

        This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and there are no representations, warranties or commitments except as set forth herein. This Agreement supersedes any other prior and contemporaneous agreements, understandings, negotiations and discussions, whether written or oral, of the parties hereto relating to the transactions contemplated by this Agreement. This Agreement may be amended only in a writing executed by the parties hereto affected by such amendment.

        IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

                                       HEALTHWORLD CORPORATION

                                       By: /s/ Steve Girgenti
                                          ----------------------------
                                          Steve Girgenti
                                          Chairman and CEO

                                          /s/ Stuart Diamond
                                          ----------------------------
                                          STUART DIAMOND



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